UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

NATURALNANO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

763 Linden Avenue, Rochester, NY 14625

(Address of principal executive offices)

Registrant’s telephone number, including area code: (585) 267-4848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2014, NaturalNano, Inc. (the “Company”) filed the Fourth Amended and Restated Articles of Incorporation (the “Amended Charter”) with the Secretary of State of the State of Nevada in order to:

•	effecte a 1-for-300 reverse split of the Company’s common stock (the “Reverse Stock Split”);
•	increase the authorized number of shares of the Company’s preferred stock from 10,000,000 shares to 100,000,000 shares; and
•	change the required number of directors comprising of the Company’s Board of Directors.

The above description of the Amended Charter does not purport to be complete and is qualified in its entirety by the full text of such Amended Charter, which is attached hereto as Exhibit 3.1.

Item 8.01 Other Events.

The Reverse Stock Split was announced by Financial Industry Regulatory Authority (“FINRA”) on December 22, 2014 and will be effective on December 23, 2014. This action followed approval by the holders of the majority of the Company’s voting capital as of November 4, 2014, which approval granted authority to the Company’s Board of Directors to effect a reverse stock split of the Company’s authorized, issued and outstanding common stock at a ratio of not less than one for one-hundred and not more than one for six-hundred, in the sole discretion of the Company’s Board of Directors.

On December 23, 2014, each 300 shares of the Company’s issued and outstanding common stock will be combined into one share of common stock. The Company is not issuing fractional shares in connection with the Reverse Stock Split and will round fractional shares up to the next whole share.

On December 23, 2014, to indicate the reverse stock split, a “D” will be appended to the Company’s trading symbol and for a period of 20 business days the Company’s common stock will trade under the symbol “NNAND.” After the 20 business days, the Company’s trading symbol will revert to “NNAN.”

Additional information about the Reverse Stock Split is available in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on November 24, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

3.1	Fourth Amended and Restated Articles of Incorporation

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Date: December 23, 2014	By:	/s/ James Wemett
	Name:	James Wemett
	Title:	President